EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Stockton, CA
February 10, 2005

Service 1st Bank announces the appointment of Jack Schuffenhauer as Vice President/Relationship Manager at the Stockton Office. Mr. Schuffenhauer has been in the banking industry for over 25 years and most recently served as Vice President and Commercial Loan Team Lender at Bank of Lodi. Prior to that position he was a commercial lender with Union Safe Deposit Bank. Mr. Schuffenhauer received his Bachelor's Degree in Business Administration and Psychology from Central Washington University in Ellensburg, Washington and received graduate training at University of Puget Sound in Tacoma, Washington. He is currently on the Board of Directors of the Central Valley Chapter of RMA and an active member of Lodi Unified School District's Budget Advisory Committee. Mr. Schuffenhauer resides in Lodi with his wife Darleen and their three children.

About Service 1st Bank
Service 1st Bank is a full service, independent banking institution that specializes in delivering custom-crafted lending and depository products to San Joaquin County's small to medium-sized businesses, professionals, and individuals. Since opening its doors in November 1999, Service 1st Bank has concentrated on providing a personalized "relationship" banking experience where our customers are known individually and their needs met expeditiously.

More information on Service 1st Bank is available at www.service1stbank.com.

Forward Looking Statements
In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. This entire press release and the Company's periodic reports on Forms 10-KSB, 10-QSB and 8-K should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business as described in such reports.

Contact Information:
Jack Schuffenhauer                                 Bryan Hyzdu
Vice President/Relationship Manager                President & C.E.O.
(209) 476-4460                                     (209) 644-7807
jschuffenhauer@service1stbank.com                  bhyzdu@service1stbank.com
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